Exhibit 99.1
PLBY Group Announces Upsize and Pricing of Public Offering of Common Stock
LOS ANGELES, June 9, 2021 (GLOBE NEWSWIRE) -- PLBY Group, Inc. (NASDAQ: PLBY) (“PLBY Group”), a leading pleasure and leisure lifestyle company and owner of Playboy, one of the most recognizable and iconic brands in the world, today announced the upsize and pricing of its underwritten public offering of 4,720,000 shares of its common stock at a public offering price of $46.00 per share, before underwriting discounts and commissions. The offering was upsized from the previously announced offering size of 4,000,000 shares of common stock. All shares of common stock to be sold in the offering will be sold by PLBY Group. In addition, PLBY Group has granted the underwriters a 30-day option to purchase up to an additional 708,000 shares of common stock at the public offering price, less underwriting discounts and commissions. The gross proceeds from the offering, before deducting underwriting discounts and commissions and other offering expenses payable by PLBY Group, are expected to be $217,120,000, excluding any exercise of the underwriters’ option to purchase additional shares. The offering is expected to close on June 14, 2021, subject to customary closing conditions.
PLBY Group intends to use the net proceeds it receives from the offering to fund future growth, including potential future acquisitions, and for working capital and general corporate purposes.
Canaccord Genuity and Stifel are acting as joint book-running managers for the offering. Roth Capital Partners, Chardan, Craig-Hallum and Loop Capital Markets are acting as co-managers for the offering.
The offering is being made only by means of a prospectus. PLBY Group filed a registration statement on Form S-1 (File No. 333-256855) with the U.S. Securities and Exchange Commission (the “SEC”) on June 7, 2021 relating to the offering, which was declared effective on June 9, 2021. Copies of the prospectus may be obtained, when available, on the SEC’s website at www.sec.gov and may also be obtained, when available, by contacting Canaccord Genuity LLC, Attention: Syndicate Department, 99 High Street, Suite 1200, Boston, MA 02110, by email at prospectus@cgf.com or Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate Department, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by email at syndprospectus@stifel.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About PLBY Group, Inc.
PLBY Group, Inc. ("PLBY Group") connects consumers around the world with products, services, and experiences to help them look good, feel good, and have fun. PLBY Group serves consumers in four major categories: Sexual Wellness, Style & Apparel, Gaming & Lifestyle, and Beauty & Grooming.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Forward-looking statements in this release include, but are not limited to, statements concerning the terms of the offering and the completion, timing, size and use of net proceeds of the offering. Actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the section entitled “Risk Factors” in the registration statement on Form S-1 related to the offering filed with the SEC, as well as PLBY Group’s other filings with the SEC. The forward-looking statements included in this press release represent PLBY Group’s views only as of the date of this press release and not PLBY Group’s views as of any subsequent date and should not be unduly relied upon. PLBY Group undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in PLBY Group’s expectations, or otherwise, except as required by law.
Contact
Investors: investors@plbygroup.com
Media: press@plbygroup.com